Exhibit 10.3

GUARANTY AND COLLATERAL AGREEMENT

THIS GUARANTY AND COLLATERAL AGREEMENT (as it may be amended, amended and restated, supplemented or modified from time to time, this “Agreement”) is entered into as of April 12, 2017, by and among each of the undersigned identified on the signature pages hereto as Grantors (together with any other entity that may become a party hereto as provided herein, each a “Grantor, and collectively, the “Grantors”), and BANK OF MONTREAL, in its capacity as collateral agent (the “Collateral Agent”) for itself and for the Agents acting for and on behalf of the Secured Parties they respectively represent.

PRELIMINARY STATEMENTS

A. On even date herewith, Ultra Resources, Inc., a Delaware corporation (the “Borrower”) entered into that certain Credit Agre with the Revolving Administrative Agent and the Revolving Lenders (as amended, amended and restated, restated, replaced, modified or supplemented from time to time, the “Revolving Credit Agreement”) pursuant to which the Revolving Lenders have agreed to make loans and other extensions of credit to the Borrower for the purposes set forth therein.

B. On even date herewith, the Borrower entered into that certain Term Loan Agreement with the Term Loan Administrative Agent and the Term Loan Lenders (as amended, amended and restated, restated, replaced, modified or supplemented from time to time, the “Term Loan Agreement”) pursuant to which the Term Loan Lenders have agreed to make term loans to the Borrower.

C. On even date herewith, the Revolving Administrative Agent, the Term Loan Administrative Agent and the Grantors party thereto entered into that certain Collateral Agency Agreement with the Collateral Agent (as amended, amended and restated, restated, replaced, modified or supplemented from time to time, the “Collateral Agency Agreement”) pursuant to which the Collateral Agent has been appointed Collateral Agent for the Secured Parties.

D. The Borrower and/or certain of the other Credit Parties and certain Secured Swap Parties have entered into or may enter into certain Secured Swap Agreements.

E. The Borrower and/or certain of the other Credit Parties and certain Treasury Management Lenders have entered into or may enter into certain Treasury Management Agreements.

F. The Guarantors, upon the terms and conditions stated herein, agree to guarantee the obligations of the Borrower and the other Credit Parties under the Revolving Credit Agreement, the Term Loan Agreement, the other Loan Documents, the Secured Swap Agreements and the Treasury Management Agreements, and the obligations of the Borrower and the other Credit Parties under the documents governing any Additional Secured Obligations (such documents referred to above in this paragraph F. being collectively referred to herein as the “Secured Transaction Documents”).

G. The Secured Parties have conditioned their obligations under the Secured Transaction Documents upon the execution and delivery by the Grantors of this Agreement, and the Grantors have agreed to enter into this Agreement to secure all obligations owing to the Secured Parties under the Secured Transaction Documents.

H. Each Grantor has determined that valuable benefits will be derived by it as a result of each of the Revolving Credit Agreement and the Term Loan Agreement and the extensions of credit made (and to be made) by the respective Lenders thereunder.

ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Secured Parties, hereby act and agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC (even if such terms are capitalized herein and are not capitalized in the UCC).

1.2. Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements, the following terms shall have the following meanings:

“Account” shall have the meaning set forth in Article 9 of the UCC.

“Account Debtor” means a Person who is obligated on an Account.

“Additional Agent” means the administrative agent or collateral agent or other representative of the holders of any Additional Secured Obligations that constitute revolver or term debt or other bank debt who (a) is duly appointed as a representative for purposes related to the administration of the documents pursuant to the credit agreement or other agreement governing such indebtedness and (b) has executed a Collateral Agency Joinder.

“Additional Hedge Counterparty” means the hedge counterparty opposite the Borrower or another Credit Party with respect to Secured Hedging Obligations (as defined in the Collateral Agency Agreement) that has executed a Collateral Agency Hedge Counterparty Joinder.

“Additional Secured Obligations” means any other indebtedness, obligations, liabilities, indemnities and reimbursements owed by the Credit Parties and designated as an “Additional Secured Obligation” for purposes of this Agreement in a Collateral Agency Joinder, in each case to the extent permitted under the Revolving Credit Agreement and the Term Loan Agreement to be issued and to be secured by the Collateral as provided herein and in the Collateral Agency Agreement, whether such indebtedness, obligations, liabilities, indemnities and reimbursements are direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.

“Additional Secured Parties” means (a) each Additional Agent, (b) each Additional Hedge Counterparty, (c) each Additional Trustee and (d) any other holders or secured parties (or equivalent term) under any Additional Secured Obligations.

“Additional Trustee” means the trustee or other representative of the holders of any Additional Secured Obligations that constitute senior notes or subordinated notes or otherwise pursuant to an indenture who (a) is duly appointed as a representative for purposes related to the administration of the documents pursuant to the indenture or other agreement governing such indebtedness and (b) has executed a Collateral Agency Joinder.

“Administrative Agents” means, collectively, (a) the Revolving Administrative Agent, (b) the Term Loan Administrative Agent and (c) any Additional Agent.

“Agents” means, collectively, the Administrative Agents, any Additional Trustee and any Additional Hedge Counterparty unless the context requires otherwise.

“Amendment” shall have the meaning set forth in Section 6.4 hereof.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“As-extracted Collateral” shall have the meaning set forth in Article 9 of the UCC.

“Assigned Contracts” means, collectively, all of the Grantors’ rights and remedies under, and all moneys and claims for money due or to become due to any Grantor under all written contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Grantors now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing contracts; (b) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (c) to all other amounts from time to time paid or payable under or in connection with any of the foregoing contracts; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Assumption Agreement” means an Assumption Agreement substantially in the form of Annex 1 hereto.

“Chattel Paper” and “Electronic Chattel Paper” shall have the meanings set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article III.

“Collateral Account” means any Deposit Account under the sole dominion and control of the Collateral Agent established by the Collateral Agent as provided in Section 9.1.

“Collateral Agency Joinder” shall have the meaning given to such term in the Collateral Agency Agreement.

“Collateral Agency Hedge Counterparty Joinder” shall have the meaning given to such term in the Collateral Agency Agreement.

“Collateral Equity Interests” means (a) the Pledged Equity and (b) any Equity Interests other than Pledged Equity that constitute Collateral hereunder.

“Commercial Tort Claim” means a commercial tort claim (as that term is defined in Article 9 of the UCC).

“Commodity Account” shall have the meaning set forth in Article 9 of the UCC.

“Commodity Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among any Credit Party, a commodity intermediary holding such Credit Party’s assets, including funds and commodity contracts, and the Collateral Agent with respect to collection and control of all deposits, commodity contracts (and the application of value on account of such commodity contracts) and other balances held in a Commodity Account maintained by any Credit Party with such commodity intermediary.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement” means a Deposit Account Control Agreement, a Securities Account Control Agreement or a Commodity Account Control Agreement, as context may require.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; and (c) all rights corresponding to any of the foregoing throughout the world.

“Credit Parties” means, collectively, the Borrower and the Guarantors.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Collateral Agent, among any Credit Party, a banking institution holding such Credit Party’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances, and the direction of disposition of funds, held in a Deposit Account maintained by any Credit Party with such banking institution.

“Document” shall have the meaning set forth in Article 9 of the UCC.

“Effective Date” means (a) with respect to the Borrower and each other Grantor party hereto on the date hereof, the date on which (i) the conditions precedent to the “Effective Date” under and as defined in the Revolving Credit Agreement have occurred and (ii) the conditions precedent to the “Effective Date” under and as defined in the Term Loan Agreement have occurred, and (b) with respect to each other Grantor, the “Effective Date” as defined in the Assumption Agreement by means of which such Grantor becomes a party hereto.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“Event of Default” means any “event of default” under a Secured Transaction Document.

“Excluded Account” means (a) any Deposit Account, Commodity Account or Securities Account so long as the average daily maximum balance in each such account, individually, does not exceed $1,000,000 over any 30-day period and the aggregate daily maximum balance of all such Deposit Accounts, Commodity Accounts and Securities Accounts does not at any time exceed $10,000,000, (b) any Deposit Account that is a zero balance account or a deposit account for which the balance of such Deposit Account is transferred at the end of each date to a deposit account that is not an Excluded Account, (c) fiduciary accounts, (d) trust and suspense accounts of any Credit Party holding royalty obligations, (e) accounts constituting cash collateral accounts permitted under the Revolving Credit Agreement and the Term Loan Credit Agreement, (f) the Professional Fee Escrow Account (as defined in the Plan of Reorganization (as defined in the Revolving Credit Agreement and the Term Loan Credit Agreement) and (g) any other Deposit Accounts exclusively used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any employees of the Grantors.

“Excluded Assets” means:

(a) any motor vehicle and other vehicles subject to certificates of title in which a lien can only be perfected by action with respect to a certificate of title;

(b) any Patents, Copyrights, Trademarks or Licenses;

(c) any contract, license, agreement, instrument or other document to the extent that the grant of a security interest therein is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than any Grantor to terminate (or materially modify) or requires any consent not obtained under, any such contract, license, agreement, instrument or other document, except to the extent that the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law;

(d) any assets to the extent the grant of security interests in such assets would (i) be prohibited by a Permitted Contractual Obligation binding on the assets (including permitted liens, leases or licenses) or applicable law (in each case, except to the extent such prohibition (A) could be waived by the Borrower or any Subsidiary, (B) is the result of an attempt to circumvent the collateral requirements of the Loan Documents, or (C) is unenforceable after giving effect to applicable provisions of the UCC or other applicable law, other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibitions), (ii) require obtaining the consent of any Governmental Authority, or (iii) result in material and adverse tax consequences to the Borrower, any Subsidiary or any Parent Entity that is a Credit Party, in each case as reasonably determined by the Borrower in writing delivered to the Collateral Agent;

(e) those assets with respect to which, in the reasonable judgment of the Collateral Agent and the Borrower, the burdens, costs or consequences of obtaining or perfecting such a security interest are excessive in view of the benefits to be obtained by the Secured Parties therefrom; and

(f) Excluded Equity Interests;

provided, however, that “Excluded Assets” shall (1) not include any right to receive proceeds from the sale or other disposition of Excluded Assets or any proceeds, substitutions or replacements of Excluded Assets (unless such proceeds, substitutions or replacements would constitute Excluded Assets) and (2) with respect to the exclusions set forth in clause (c) above, not be construed to limit, impair or otherwise affect the Collateral Agent’s continuing security interests in the Borrower’s or any Grantor’s rights to or interests of the Borrower or any Grantor in (x) monies due or to become due under any such contract, license, agreement, instrument or other document (to the extent not prohibited by such contract, license, agreement, instrument or other document and applicable law), or (y) any proceeds from the sale, license, lease or other disposition of any such contract, license, agreement, instrument or other document. References in this Agreement to Collateral and to Goods, Equipment, Investment Property, and other categories or types of Collateral do not include Excluded Assets.

“Excluded Equity Interests” means (a) Excluded Foreign Equity Interests, (b) any Equity Interests to the extent the pledge thereof would be prohibited by any applicable law, (c) any Equity Interests of any Subsidiary to the extent the pledge of such Equity Interests is prohibited by Permitted Contractual Obligations existing on the Effective Date or at the time such Subsidiary is acquired (provided that such Permitted Contractual Obligations have not been entered into in contemplation of such Subsidiary being acquired) and (d) any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests would result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower.

“Excluded Foreign Equity Interests” means, with respect to each Foreign Subsidiary, Equity Interests issued by such Foreign Subsidiary to the extent necessary to prevent the Collateral from including more than the lesser of (a) 66-2/3% of the total outstanding Equity Interests issued by such Foreign Subsidiary, and (b) if a pledge of 66-2/3% of such Equity Interests would result in adverse tax consequences to any Agent or Secured Party, then the maximum percentage that would not result in such adverse consequences.

“Excluded Payments” shall have the meaning set forth in Section 6.6(b)(iii) hereof.

“Exhibit” refers to a specific exhibit to this Agreement (unless another document is specifically referenced) as from time to time supplemented by any Assumption Agreements.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“Foreign Subsidiary” means any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“General Intangible” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Grantor Claims” shall have the meaning set forth in Section 14.1 hereof.

“Guarantors” means, collectively, each Grantor other than the Borrower.

“Instrument” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Lenders” means, collectively, the Revolving Lenders and the Term Loan Lenders.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest as a licensor in and to any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks.

“Loan Documents” means, collectively, the Revolving Loan Documents and the Term Loan Documents.

“Merger” means (a) a merger, (b) a consolidation, or (c) the acquisition by an entity of a significant portion of the assets of, or of a division of, another entity.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest (other than as a licensee) in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; and (d) all rights corresponding to any of the foregoing throughout the world.

“Permitted Contractual Obligation” means any enforceable contractual obligation of the Borrower or any Subsidiary that is permitted by the terms of the Loan Documents.

“Pledged Equity” means (a) the Equity Interests described or referred to on Exhibit D and all other Equity Interests at any time owned by any Grantor in any other Grantor, (b) all Equity Interests issued by any Foreign Subsidiary of the Borrower or of a Guarantor (other than, in each case, Excluded Equity Interests), (c) the certificates or instruments, if any, representing such Equity Interests, (d) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (e) all replacements, additions to and substitutions for any of the property referred to in this definition, including, without limitation, claims against third parties, (f) the proceeds, interest, profits and other income of or on any of the property referred to in this definition and (g) all books and records relating to any of the property referred to in this definition.

“Proceeds” shall have the meaning set forth in Article 9 of the UCC and, in any event shall include, without limitation, all dividends or other income from the Pledged Equity or other Collateral, collections thereon or distributions or payments with respect thereto.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Revolving Administrative Agent” means Bank of Montreal in its capacity as the “Administrative Agent” under the Revolving Credit Agreement, together with any successors in such capacity.

“Revolving Lenders” shall have the meaning given to the term “Lenders” in the Revolving Credit Agreement.

“Revolving Loan Documents” shall have the meaning given to the term “Loan Documents” in the Revolving Credit Agreement.

“Revolving Secured Obligations” shall have the meaning given to the term “Obligations” in the Revolving Credit Agreement.

“Revolving Secured Parties” shall have the meaning given to the term “Secured Parties” in the Revolving Credit Agreement.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, (a) the Revolving Secured Obligations, (b) the Term Loan Secured Obligations, (c) any Additional Secured Obligations, (d) any other indebtedness, obligations, liabilities, indemnities and reimbursements owed to any Secured Party under any Secured Transaction Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and (e) any renewals, modifications, substitutions, rearrangements or extensions of the foregoing.

“Secured Parties” means (a) the Revolving Secured Parties, (b) the Term Loan Secured Parties and (c) any Additional Secured Parties.

“Secured Swap Agreements” shall have the meaning given to such term in the Revolving Credit Agreement.

“Secured Swap Parties” shall have the meaning given to such term in the Revolving Credit Agreement.

“Secured Transaction Documents” has the meaning given to such term in the recitals hereto.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among any Credit Party, a securities intermediary holding such Credit Party’s assets, including funds, securities, financial assets, and the Collateral Agent with respect to collection and control of all deposits, securities and other balances (including direction of transfer or redemption of financial assets in which such Credit Party has a security entitlement) held in a Securities Account maintained by any Credit Party with such securities intermediary.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Subsidiary” and “subsidiary” shall each have the meaning given to such term in the Revolving Credit Agreement.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Term Loan Administrative Agent” means Barclays Bank PLC in its capacity as the “Administrative Agent” under the Term Loan Agreement, together with any successors in such capacity.

“Term Loan Documents” shall have the meaning given to the term “Loan Documents” in the Term Loan Agreement.

“Term Loan Lenders” shall have the meaning given to the term “Lenders” in the Term Loan Agreement.

“Term Loan Secured Obligations” shall have the meaning given to the term “Obligations” in the Term Loan Agreement.

“Term Loan Secured Parties” shall have the meaning given to the term “Secured Parties” in the Term Loan Agreement.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest (other than as a licensee) in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing; (c) all renewals of the foregoing; and (d) all rights corresponding to any of the foregoing throughout the world.

“Treasury Management Agreements” shall have the meaning given to such term in the Revolving Credit Agreement.

“Treasury Management Lenders” shall have the meaning given to such term in the Revolving Credit Agreement.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s or any Secured Party’s Lien (as defined in the Term Loan Agreement and Revolving Credit Agreement) on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

1.3. Interpretive Provisions. Section 1.02(b) of the Collateral Agency Agreement is hereby incorporated herein by reference mutatis mutandis as if stated verbatim herein as agreements of the parties hereto.

ARTICLE II

GUARANTY

2.1. Guaranty.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and the Guarantors when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations (each such Guarantor’s guarantee contained in this Article II, collectively, this “Guaranty”). This is a guarantee of payment and not collection and the liability of each Guarantor is primary and not secondary.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Secured Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c) Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the Guaranty or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.

(d) Each Guarantor agrees that if the maturity of any of the Secured Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty without demand or notice to such Guarantor. This Guaranty shall remain in full force and effect until all of the following have occurred: (i) the payment in full and discharge of all Secured Obligations (other than unasserted contingent indemnification obligations) and (ii) the termination or expiration of all commitments to extend credit under all Secured Transaction Documents and the cancellation or termination or cash collateralization of all outstanding letters of credit issued pursuant to any such Secured Transaction Documents.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the outstanding Secured Obligations up to the maximum liability of such Guarantor hereunder until the termination of this Agreement as set forth in the last sentence of Section 2.1(d) above.

(f) To the extent that such Guarantor is a Qualified ECP Counterparty (as defined in the Revolving Credit Agreement), each such Guarantor hereby absolutely, unconditionally and irrevocably undertakes to provide to the Borrower, each other Guarantor and each Restricted Subsidiary (as defined in the Revolving Credit Agreement) such funds or other support as may be needed from time to time by the Borrower, each other Guarantor and each Restricted Subsidiary in order for the Borrower, each other Guarantor and each Restricted Subsidiary to honor its Secured Obligations with respect to Swap Agreements (as defined in the Revolving Credit Agreement), whether such Swap Agreements are entered into directly by the Borrower, any Guarantor or any Restricted Subsidiary or are guaranteed under this Agreement (provided, however, that such Guarantor shall only be liable under this Section 2.1(f) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.1(f), or otherwise under this Agreement or any Loan Document, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of such Guarantor under this Section 2.1(f) shall remain in full force and effect until this Agreement is terminated in accordance with its terms. Each such Guarantor intends that this Section 2.1(f) constitute a “keepwell, support, or other agreement” for the benefit of the Borrower, each other Guarantor and each Restricted Subsidiary for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.2. Payments. Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in dollars at the offices of the Collateral Agent specified pursuant to Schedule 1 of the Collateral Agency Agreement.

ARTICLE III

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all of the following items, categories and types of personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Documents;

(d) all Equipment;

(e) all General Intangibles;

(f) all Goods (other than consumer goods);

(g) all Instruments;

(h) all Inventory;

(i) all Investment Property;

(j) all cash in possession of the Collateral Agent;

(k) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(l) all Deposit Accounts;

(m) all Commercial Tort Claims listed on Exhibit G hereto;

(n) all Securities Accounts;

(o) all Commodity Accounts;

(p) all Assigned Contracts and all Swap Agreements;

(q) all Pledged Equity;

(r) all Fixtures;

(s) all As-extracted Collateral;

(t) and all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations; provided, however, that “Collateral” shall not include any Excluded Assets; and provided further, that if and when any property shall cease to be an Excluded Asset, such property shall be deemed at all times from and after such date to constitute Collateral.

ARTICLE IV

ACKNOWLEDGEMENTS, WAIVERS AND CONSENTS

4.1. Acknowledgments, Waivers and Consents.

(a) Each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee and/or the provision of collateral security for such Grantor’s own obligations and the obligations of Persons other than such Grantor and that such Grantor’s guarantee and/or provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each

Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Secured Transaction Documents, that each Grantor shall remain obligated hereunder (including, without limitation, with respect to any guarantee made by such Grantor hereby and the collateral security provided by such Grantor herein) and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Collateral Agent and the other Secured Parties under this Agreement and the other Secured Transaction Documents shall not be affected, limited, reduced, discharged or terminated in any way, notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, any of the following occur:

(i) any demand for payment of any of the Secured Obligations made by the Collateral Agent or any other Secured Party shall be rescinded by the Collateral Agent or such other Secured Party and any of the Secured Obligations shall be continued;

(ii) the Secured Obligations, the liability of any Grantor or any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, shall be, from time to time, in whole or in part, renewed, extended, amended, modified, accelerated, compromised, waived, settled, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Collateral Agent or any other Secured Party;

(iii) the Secured Transaction Documents and any other documents executed and delivered in connection therewith shall be amended, modified, supplemented or terminated, in whole or in part in accordance with the respective terms thereof;

(iv) the Borrower, any other Grantor or any other Person shall from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, any Secured Transaction Document, all or any part of the Secured Obligations or any Collateral now or in the future serving as security for the Secured Obligations;

(v) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations shall be sold, exchanged, waived, surrendered or released;

(vi) any change in the time, manner or place of payment of or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Secured Transaction Document or any other agreement or instrument governing or evidencing any Secured Obligations, including any increase or decrease in the rate of interest thereon; and

(vii) any other event shall occur which constitutes a defense or release of sureties generally, other than the payment and performance in full of all Secured Obligations.

(b) Each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of,

(i) any default, failure or delay, willful or otherwise, in the payment or performance of the Secured Obligations;

(ii) the illegality, invalidity or unenforceability of the Secured Transaction Documents, any other agreement or instrument governing or evidencing any of the Secured Obligations, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party;

(iii) any defense, set-off or counterclaim (in any case, whether based on contract, tort or any other theory), other than a defense of payment or performance, which may at any time be available to or be asserted by any Grantor or any other Person against the Collateral Agent or any other Secured Party;

(iv) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Collateral Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; or any sale, lease or transfer of any or all of the assets of the any Grantor, or any changes in the equity owners of any Grantor;

(v) the fact that any Collateral or liens or security interests contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other lien or security interest, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Secured Obligations;

(vi) any failure of the Collateral Agent or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Agreement or any other Secured Transaction Document;

(vii) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency which (A) provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal, (B) reduces, amends, restructures or otherwise affects any term of any Secured Transaction Document or the Secured Obligations or (C) purports to prohibit the payment of the Borrower, any other Grantor, any other Credit Party or any other guarantor of the Secured Obligations of the principal or interest on the Secured Obligations;

(viii) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement;

(ix) any change in the corporate existence, structure or ownership of the Borrower, any other Grantor, any other Credit Party or any other guarantor of any of the Secured Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Grantor, any other Credit Party or any other guarantor of the Secured Obligations, or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Grantor, any other Credit Party or any other guarantor or any of the Secured Obligations; or

(x) any other circumstance or act whatsoever by the Borrower, any other Credit Party, any other guarantor of the Secured Obligations, the Collateral Agent, any Lender or any other Person, other than a defense of payment or performance, including any action or omission of the type described in Section 4.01(a) (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrower for the Secured Obligations, or of such Grantor under the Guaranty or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance;

except in each case to the extent that any written amendment, settlement, compromise, waiver or release expressly modifies or terminates the obligations of such Grantor.

(c) Each Grantor hereby waives to the extent permitted by law: (i) except as expressly provided otherwise in any Secured Transaction Document, all notices to such Grantor, or to any other Person, including but not limited to, notices of the acceptance of this Agreement, the Guaranty or the provision of collateral security provided herein, or the creation, renewal, extension, modification, accrual of any Secured Obligations, or notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the Guaranty or upon the collateral security provided herein, or of default in the payment or performance of any of the Secured Obligations owed to the Collateral Agent or any other Secured Party and enforcement of any right or remedy with respect thereto; or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guaranty and the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Grantor; and all dealings between the Borrower and any of the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the Guaranty and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, the Guaranty and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(d) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any lien or security interest at any time held by it as security for the Secured Obligations or for the Guaranty or any property subject thereto.

4.2. No Subrogation, Contribution or Reimbursement. Notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Collateral Agent or any other Secured Party, until the payment and performance in full of all Secured Obligations no Grantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Grantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any

Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Grantor in respect of payments made by such Grantor hereunder, and each Grantor hereby expressly waives, releases and agrees not to exercise any such rights of subrogation, reimbursement, indemnity and contribution. Each Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Grantor may have against the Borrower, any other Grantor or against any collateral or security or guarantee or right of offset held by the Collateral Agent or any other Secured Party shall be junior and subordinate to any rights the Collateral Agent and the other Secured Parties may have against the Borrower and such Grantor and to all right, title and interest the Collateral Agent and the other Secured Parties may have in any collateral or security or guarantee or right of offset. The Collateral Agent, for the benefit of the Secured Parties, may use, sell or dispose of any item of Collateral or security as provided in this Agreement without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have shall terminate.

4.3. Release. Each Guarantor consents and agrees that the Collateral Agent may at any time, or from time to time, in compliance with the Secured Transaction Documents and otherwise in its discretion:

(a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

(b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Equity), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Collateral Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as the Collateral Agent may deem proper, and without notice to or further assent from any Grantor that is a Guarantor, it being hereby agreed that each such Guarantor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Revolving Credit Agreement, Term Loan Agreement, or any other agreement governing any Secured Obligations.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Collateral Agent and the other Secured Parties that:

5.1. Title, Perfection and Priority. The representations and warranties of the Parent and the Borrower in the Revolving Credit Agreement and the Term Loan Agreement concerning each Grantor, this Agreement, and the Collateral are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties are true and correct in all material respects as of such specified earlier date. When financing statements have been filed in the appropriate offices against each Grantor in the locations listed on Exhibit E, the Collateral Agent will have a validly perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by the filing of financing statements, subject only to liens or security interests permitted under the Secured Transaction Documents.

5.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A. Except as may be set forth in Exhibit A or in an applicable Assumption Agreement, such Grantor has not had any other entity type, jurisdiction of organization or organizational number, and has not been a party to any Merger, during the past five years prior to its becoming a Grantor hereunder; provided that if Grantor has been a party to such a Merger, Exhibit A or the applicable Assumption Agreement sets forth the information required by this Section 5.2 for each constituent party to such Merger.

5.3. Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

5.4. Deposit Accounts, Commodity Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts, Commodity Accounts and Securities Accounts as of the Effective Date are listed on Exhibit B and any Excluded Accounts as of the Effective Date are identified as such on Exhibit B.

5.5. Exact Names. Such Grantor’s name in which it has executed this Agreement is the exact legal name of such Grantor as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the Effective Date. Except as may be described in Exhibit A or in an applicable Assumption Agreement, such Grantor has not, during the past five years prior to its becoming a party hereto, had any other name or been a party to any merger or consolidation; provided that if Grantor has been a party to such a Merger, Exhibit A or the applicable Assumption Agreement sets forth the information required by this Section 5.2 for each constituent party to such Merger.

5.6. Letter-of-Credit Rights and Chattel Paper on Effective Date. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper owned by such Grantor as of the Effective Date, if any, with a value in excess of $1,000,000. All action by such Grantor necessary or desirable to protect and perfect the Collateral Agent’s lien and security interest on each item listed on Exhibit C that can be accomplished by the filing of the financing statements in accordance with the second sentence of Section 5.1 has been duly taken.

5.7. No Financing Statements, Security Agreements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements naming the Collateral Agent as the secured party, (b) financing statements with respect to liens or security interests permitted by Section 6.1(e), (c) financing statements being terminated concurrently with the execution hereof, and (d) financing statements filed as a precaution to describe personal property leased to a Grantor.

5.8. Pledged Equity.

(a) Exhibit D sets forth a complete and accurate list of all Pledged Equity owned by such Grantor as of the Effective Date. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Equity listed on Exhibit D as being owned by it, free and clear of any liens or security interests except for liens or security interests permitted by the Secured Transaction Documents. Such Grantor further represents and warrants that (i) all Pledged Equity owned by it is duly authorized and validly issued and, if such Pledged Equity is stock in a corporation, is fully paid and non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing Pledged Equity, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible, and (iii) no Pledged Equity is held by a securities intermediary in, or carried in or credited to, a Securities Account Control Agreement.

(b) In addition, except for any that have been obtained, as of the Effective Date, no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Equity pursuant to this Agreement or for the execution, delivery and performance of this Agreement by such Grantor.

(c) Except as set forth in Exhibit D, as of the Effective Date such Grantor owns 100% of the issued and outstanding Equity Interests in each issuer that has issued Pledged Equity to such Grantor.

5.9. Instruments, Securities and Documents. Exhibit D lists all Instruments, Securities (other than Pledged Equity) and Documents constituting or evidencing Collateral owned by such Grantor as of the Effective Date, if any, that such Grantor is required to deliver to the Collateral Agent pursuant to Section 6.4 hereof.

5.10. Benefit to the Guarantor. The Borrower is a member of an affiliated group of companies that includes each Guarantor, and the Borrower and the Guarantors are engaged in related businesses. The Borrower is a subsidiary of the Parent and each Guarantor (other than the Parent) is a Subsidiary of the Borrower and each Guarantor’s guarantee and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrower.

ARTICLE VI

COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated, each Grantor agrees that:

6.1. General.

(a) Access to Records. Such Grantor will comply with the Parent’s and the Borrower’s covenants contained in Section 8.08 of each of the Revolving Credit Agreement and the Term Loan Agreement concerning maintenance of books and records and provision of access to such records and the Collateral to the Revolving Administrative Agent or Term Loan Administrative Agent (and their respective designated representatives).

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Collateral Agent to file financing statements and other documents describing the Collateral in order to perfect the security interests created hereby. Each Grantor hereby agrees to deliver or file such financing statements, and to take such other actions, as may from time to time be reasonably requested by the Collateral Agent in order to maintain the perfection and priority described in Section 5.1 and, if applicable and subject to the limitations herein, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Collateral Agent may be filed in any filing office in any UCC jurisdiction and may (i) describe such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of

Article 9 of the UCC for the sufficiency or filing office’s acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information to the Collateral Agent promptly upon reasonable request.

(c) Further Assurances. Such Grantor will, if so reasonably requested by the Collateral Agent, furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Collateral Agent may reasonably request, all in such detail as the Collateral Agent may reasonably specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend, and effectuate and maintain, the security interest of the Collateral Agent (for the benefit of the Secured Parties) in its Collateral and the priority thereof against any lien or security interest not expressly permitted hereunder.

(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it in violation of Section 9.11 of the Revolving Credit Agreement or Section 9.11 of the Term Loan Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any lien or security interest on the Collateral owned by it except (i) the security interest created by this Agreement, and (ii) other liens or security interests permitted under the Secured Transaction Documents.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for (i) financing statements naming the Collateral Agent as the secured party, (ii) financing statements with respect to liens or security interests permitted by Section 6.1(e), and (iii) financing statements filed as a precaution to describe personal property leased to a Grantor. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming the Collateral Agent as secured party without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

6.2. Electronic Chattel Paper. Upon request by the Collateral Agent, such Grantor shall take all steps necessary to grant the Collateral Agent Control of such Grantor’s electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act to the extent necessary to ensure that the aggregate value of all electronic chattel paper of all Grantors for which Control has not been granted to the Collateral Agent does not exceed $1,000,000.

6.3. Inventory and Equipment. Each Grantor will perform its obligations with respect to Inventory and Equipment under Section 8.06 of each of the Revolving Credit Agreement and Term Loan Agreement and under any deed of trust or mortgage that it grants to the Collateral Agent.

6.4. Delivery of Instruments, Certificated Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Collateral Agent, (i) immediately upon the Effective Date, the originals of all certificated Securities (together with stock or securities powers duly indorsed in blank by an effective indorsement), (ii) within 30 days after the Effective Date (or such later date as the Collateral Agent may agree in its sole discretion) deliver to the Collateral Agent the originals of all Instruments (together with note powers or other instruments of transfer duly indorsed in blank by an effective indorsement) and all tangible Chattel Paper, in each case, constituting Collateral owned by it on the Effective Date, and (iii) thereafter, upon request by the Collateral Agent, deliver to the Collateral Agent any such tangible Chattel Paper and Instruments (together with note powers or other instruments of transfer duly indorsed in blank by an effective indorsement) constituting Collateral, in each case, to the extent necessary to ensure that the aggregate value of all Chattel Paper and other Instruments constituting Collateral and owned by the Grantors for which the originals have not been delivered to the Collateral Agent does not exceed $1,000,000, (b) upon the Collateral Agent’s request, deliver to the Collateral Agent any tangible negotiable Document evidencing or constituting Collateral to the extent necessary to ensure that the aggregate value of all Documents constituting Collateral and owned by the Grantors for which the Documents have not been delivered to the Collateral Agent does not exceed $1,000,000, (c) with respect to any Subsidiary of such Grantor that becomes a Subsidiary after the Effective Date, deliver to the Collateral Agent within fifteen Business Days (or such later date as the Collateral Agent may agree in its sole discretion) after the formation or acquisition of such Subsidiary, the certificates representing the Pledged Equity issued by such Subsidiary (if such Pledged Equity constitutes certificated securities under the UCC) together with stock or securities powers duly indorsed in blank by an effective indorsement, (d) following the Effective Date, upon receipt thereof, deliver to the Collateral Agent any certificated Securities constituting Collateral (other than certificated Securities of Subsidiaries described in clause (c) immediately above), together with stock or securities powers duly indorsed in blank by effective indorsement, to the extent necessary to ensure that the aggregate value of all certificated Securities described in this clause (d) constituting Collateral and owned by the Grantors for which originals have not been delivered to the Collateral Agent does not exceed $1,000,000, and (e) upon the Collateral Agent’s request, deliver to the Collateral Agent a duly executed amendment to this Agreement (an “Amendment”), substantially in the form of Exhibit F hereto, pursuant to which such Grantor will identify and ratify the pledge of such additional Collateral. Such Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

6.5. Uncertificated Collateral Equity Interests. If as of the Effective Date, any Collateral Equity Interest constitutes an uncertificated security (within the meaning of Article 8 of the UCC), such Grantor thereof shall, within 30 days following the Effective Date with respect to any such Collateral Equity Interest constituting Pledged Equity and within 30 days after request by the Collateral Agent (with respect to any other Collateral Equity Interest (or, in each case, such later date as the Collateral Agent may agree in its sole discretion), cause the issuer thereof to enter into a control agreement with such Grantor and the Collateral Agent wherein such issuer agrees to comply with instructions with respect to such Collateral Equity Interest originated by the Collateral Agent without further consent of such Grantor or any other Person, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent and sufficient to cause the Collateral Agent’s security interest in such Collateral Equity Interest to be perfected by control within the meaning of Article 8 of the UCC. If, after the Effective Date, any Grantor acquires any Collateral Equity Interest constituting an uncertificated security, such Grantor shall cause the issuer thereof, within 30 days after request by the Collateral Agent (or such later date as the Collateral Agent may agree in its sole discretion) to enter into a control agreement as described in the preceding sentence with respect to such uncertificated Collateral Equity Interest (and making the agreements described in the preceding sentence), such agreement to be in form and substance reasonably satisfactory to the Collateral Agent and sufficient to cause the Collateral Agent’s security interest in such Collateral Equity Interests to be perfected by control within the meaning of Article 8 of the UCC.

6.6. Collateral Equity Interests.

(a) Registration of Collateral Equity Interests. After an Event of Default has occurred and is continuing, such Grantor will permit any registerable Collateral Equity Interest owned by it to be registered in the name of the Collateral Agent or its nominee at any time at the option of an Administrative Agent.

(b) Exercise of Rights in Collateral Equity Interests.

(i) Subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Collateral Equity Interest owned by it for all purposes not inconsistent with this Agreement, the Revolving Credit Agreement, the Term Loan Agreement or any other Secured Transaction Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Collateral Agent in respect of such Collateral Equity Interest.

(ii) Such Grantor will permit the Collateral Agent or its nominee at any time during the continuance of an Event of Default to exercise, and such Grantor hereby grants the Collateral Agent during the continuance of an Event of Default the exclusive right to exercise, all voting rights or other rights relating to the Collateral Equity Interest owned by such Grantor, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Collateral Equity Interest as if it were the absolute owner thereof.

(iii) So long as no Event of Default shall have occurred and be continuing, such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Collateral Equity Interest owned by it to the extent not in violation of the Credit Agreement; provided that, to the extent, if any, that any Collateral Equity Interest is issued by a Person other than a Credit Party, the following distributions and payments (collectively referred to as the “Excluded Payments”) shall be delivered to the Collateral Agent as and to the extent required in the following subsection (iv): (A) dividends and interest paid or payable other than in cash in respect of such Collateral Equity Interest, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any such Collateral Equity Interest; (B) dividends and other distributions paid or payable in cash in respect of such Collateral Equity Interest in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Collateral Equity Interest; provided however, that until actually paid, all rights to such distributions shall remain subject to the liens and security interests created by this Agreement; and

(iv) All Excluded Payments, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Equity and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent (on behalf of the Secured Parties), be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Equity in the same form as so received (with any necessary indorsement).

(c) Securities; Partnership and Limited Liability Company Interests. Each Grantor agrees that:

(i) with respect to any Collateral Equity Interest owned by it that constitutes a security under Article 8 of the UCC (including any such interest in any limited partnership or limited liability company), such Grantor shall not, without the Collateral Agent’s prior consent, cause or (to the extent such Grantor controls the issuer of such Collateral Equity Interest) allow such Collateral Equity Interest to cease to constitute a security under Article 8 of the UCC;

(ii) with respect to any Collateral Equity Interest that constitutes a “certificated security” under Article 8 of the UCC (including any such interest in a limited partnership or limited liability company), such Grantor will not, without the Collateral Agent’s prior consent, cause or (to the extent such Grantor controls the issuer of such Collateral Equity Interest) allow such Collateral Equity Interests to become an “uncertificated security” within the meaning of Article 8 of the UCC;

(iii) with respect to any Collateral Equity Interest that constitutes an “uncertificated security” under Article 8 of the UCC (including any such interest in a limited partnership or limited liability company), such Grantor will not, without the Collateral Agent’s prior consent, cause or (to the extent such Grantor controls the issuer of such Collateral Equity Interests) allow such Collateral Equity Interest to become a “certificated security” within the meaning of the UCC;

(iv) with respect to any Collateral Equity Interest owned by it that constitutes an interest in a limited partnership or limited liability company that is not a security (within the meaning of Article 8 of the UCC) such Grantor shall not, without the Collateral Agent’s prior consent, cause or (to the extent such Grantor controls the issuer of such Collateral Equity Interest) allow the issuer of such Collateral Equity Interest to elect or otherwise take any action that would cause such Collateral Equity Interest to constitute a security for purposes of Article 8 of the UCC; and

(v) with respect to any Pledged Equity owned by it such Grantor will not, without the Collateral Agent’s prior consent, allow or cause such Pledged Equity to be deposited in, carried in or credited to a Securities Account.

6.7. Commercial Tort Claims. Such Grantor shall promptly notify the Collateral Agent of any commercial tort claim (as defined in the UCC) acquired by it that is the subject of pending litigation and that could reasonably be expected to result in a judgment or settlement in such Grantor’s favor in excess of $1,000,000 and, upon request by the Collateral Agent, such Grantor shall enter into an Amendment substantially in the form of Exhibit F hereto, granting to the Collateral Agent (on behalf of the Secured Parties) a first priority security interest in such Commercial Tort Claim.

6.8. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit with a face amount in excess of $1,000,000, it shall promptly notify the Collateral Agent thereof and, if requested to do so by the Collateral Agent, make reasonable commercial efforts to cause the issuer and/or confirmation bank to (a) consent to the assignment of the related Letter-of-Credit Rights to the Collateral Agent and (b) agree to direct all payments thereunder to a Deposit Account subject to a Deposit Account Control Agreement, all in form and substance reasonably satisfactory to the Collateral Agent.

6.9. Control Agreements. Within the time periods set forth in Sections 8.18 and 8.19(a) of the Revolving Credit Agreement and Sections 8.18 and 8.20(a) of the Term Loan Agreement, for each Deposit Account, Securities Account and Commodity Account (other than Excluded Accounts) that such Grantor at any time maintains, such Grantor will, at all times, pursuant to a Control Agreement in form and substance satisfactory to the Collateral Agent, cause the depository bank that maintains such Deposit Account, the securities intermediary that maintains such Securities Account, or the commodities intermediary that maintains such Commodity Account, as applicable, to agree to comply at any time (a) with entitlement orders from the Collateral Agent to such securities intermediary with regard to a Securities Account, (b) with instructions from the Collateral Agent to such depository bank, directing the disposition of funds from time to time in such Deposit Account, and (c) with directions of the Collateral Agent to such commodity intermediary for the application of value on account of commodity contracts carried in such Commodity Account, in each case without further consent of such Grantor and sufficient to grant the Collateral Agent with “control” within the meaning of Section 8-106 of the UCC, Section 9-104 of the UCC and Section 9-106 of the UCC, as applicable, and Grantor shall take such other action as the Collateral Agent may reasonably request or approve in order to perfect the Collateral Agent’s (on behalf of the Secured Parties) security interest in such Deposit Account, Securities Account or Commodity Account, including by control as aforesaid; provided that, such Grantor shall not cause or permit any Excluded Account to cease to constitute an “Excluded Account” (other than as a result of the closing of such Excluded Account) unless such Deposit Account, Securities Account or Commodity Account, as applicable, is subject to a Control Agreement in favor of the Collateral Agent in form and substance satisfactory to the Collateral Agent. Notwithstanding the foregoing or the terms of any Control Agreement, unless an Event of Default is continuing the Collateral Agent will not enforce the terms of any Control Agreement in order to take possession of, or prevent or limit the ability of any Grantor to direct the disposition of, the funds and other assets held in any Deposit Account, Securities Account or Commodity Account. The Borrower agrees to provide to the Collateral Agent each notice that the Borrower provides to the Revolving Administrative Agent (at the time such notice is provided to the Revolving Administrative Agent) regarding the opening of a Deposit Account, Securities Account or Commodity Account (other than an Excluded Account).

6.10. Change of Name or Location; etc. Such Grantor shall insure that Borrower gives the notices required in Section 8.01(h) of the Revolving Credit Agreement and Section 8.01(i) of the Term Loan Agreement with respect to any change in Grantor’s name, jurisdiction of organization, or the other matters addressed in such section of the Credit Agreement.

6.11. Additional Grantors. Each Grantor agrees to cause each of its Subsidiaries that is required to become a party to this Agreement pursuant to Section 8.14(b) of each of the Revolving Credit Agreement and the Term Loan Agreement to become a Grantor for all purposes of this Agreement by executing and delivering an Assumption Agreement substantially in the form of Annex 1 hereto.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

7.1. Remedies. During the continuation of an Event of Default:

(a) the Collateral Agent shall be entitled to exercise any or all of the following rights and remedies to the fullest extent permitted under applicable law:

(i) those rights and remedies provided in this Agreement or any other Secured Transaction Document; provided that, this Section 7.1(a) shall not be understood to limit any rights or remedies available to the Collateral Agent and the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) the right to give notice of sole control or any other instruction, directive or entitlement order under any Control Agreement and take any action therein with respect to such Collateral, and the right to indorse and collect any cash proceeds of the Collateral;

(iv) without notice, demand or advertisement of any kind to any Grantor or any other Person (except as specifically provided in Section 10.1 or elsewhere herein or in the UCC), the right to enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process), the right to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as are commercially reasonable;

(v) concurrently with written notice to the applicable Grantor, the right to transfer and register in its name or in the name of its nominee the whole or any part of the Collateral Equity Interest, and, whether or not such Collateral Equity Interest has been registered in the name of the Collateral Agent or its nominee, the rights to exchange certificates or instruments representing or evidencing Collateral Equity Interests for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect, receive and retain all dividends, Stock Rights and other distributions made thereon and to otherwise act with respect to the Collateral Equity Interests as though the Collateral Agent was the outright owner thereof; and

(vi) the right to discharge past due taxes, assessments, charges, fees or liens or security interests on the Collateral (except for such liens or security interests as are specifically permitted hereunder).

(b) The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) Upon any such public sale or sales or any such private sale or sales, the Collateral Agent shall have the right, to the extent permitted by law, to purchase for the benefit of the Collateral Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right, as provided under applicable law, to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving or protecting the Collateral or its value, enforcing this Agreement or perfecting and maintaining the perfection and priority of the Collateral Agent’s security interest in the Collateral. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and the other Secured Parties), with respect to such appointment.

(e) Notwithstanding the foregoing, neither the Collateral Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Collateral Equity Interests and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit any Grantor or the issuer of the Collateral Equity Interests to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

7.2. Grantor’s Obligations Upon Default. Upon the request of the Collateral Agent during the continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent, whether at a Grantor’s premises or elsewhere; and

(b) permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.

7.3. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article VII at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense, during the continuance of an Event of Default, any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

ARTICLE VIII

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

8.1. Account Verification and Collection. During the continuation of an Event of Default, the Collateral Agent shall have the right at any time at the Grantors’ expense to (a) verify the validity, amount or any other material information relating to any Accounts, including verification with the relevant Account Debtors, and (b) enforce collection of any such Accounts and to adjust, settle or compromise the amount of payment thereof, in each case to the full extent permitted by applicable law.

8.2. Authorization for Secured Party to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time and appoints the Collateral Agent as its attorney in fact to do all acts and things necessary or desirable in the Collateral Agent’s sole discretion to preserve and protect the Collateral and perfect and maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral including, without limitation, to indorse and collect any cash proceeds of the Collateral, and to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Equity or with securities intermediaries holding Pledged Equity as may be necessary or advisable to give the Collateral Agent control over such Pledged Equity; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Agreement, the Credit Agreement or under any other Loan Document.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and other Secured Parties, under this Section 8.2 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent agrees that it shall not exercise any power or authority granted to it under this Section 8.2 unless an Event of Default has occurred and is continuing.

8.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT TO TAKE THOSE ACTIONS WITH RESPECT TO ITS PLEDGED EQUITY THAT ARE DESCRIBED IN SECTION 6.6(b)(ii), INCLUDING THE RIGHT TO VOTE SUCH PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED EQUITY, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED EQUITY WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED EQUITY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED EQUITY OR ANY OFFICER OR AGENT THEREOF). NOTWITHSTANDING THE FOREGOING, THE COLLATERAL AGENT MAY EXERCISE THE RIGHTS AND POWERS PROVIDED IN THIS SECTION 8.3 ONLY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

8.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VIII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 10.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE IX

COLLECTION AND APPLICATION OF RECEIVABLES AND OTHER COLLATERAL PROCEEDS

9.1. Collection and Application of Receivables and Other Collateral Proceeds. The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default (but not at any other time). If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any Proceeds constituting collections of such Receivables, when collected by such Grantor, (a) shall be forthwith (and, in any event, within two Business Days) be deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided below in this Section, and (b) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Receivables while held by the Collateral Account bank (or by any Grantor in trust for the benefit of the Secured

Parties) shall continue to be collateral security for the Secured Obligations of the applicable Grantor and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default has occurred and is continuing, at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the funds on deposit in the Collateral Account established by the relevant Grantor to the payment of the Secured Obligations of such Grantor then due and owing, such application to be made as set forth below in this Section. In addition to the rights of the Secured Parties specified above with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds of Collateral received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Secured Parties segregated from other funds of such Grantor, and shall, at the request of the Collateral Agent, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided below in this Section. At any time after the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds of any Grantor held in any Collateral Account in payment of the Secured Obligations of such Grantor in such order as the Collateral Agent may elect in compliance with the Secured Transaction Documents, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for such Secured Obligations shall be paid over from time to time by the Collateral Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

ARTICLE X

GENERAL PROVISIONS

10.1. Waivers. As provided in Section 9-612 of the UCC adopted in the State of New York, any notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed sent within a reasonable time if sent to the Grantors, addressed as set forth in Article XI, after the occurrence of an Event of Default and at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or under the power of sale conferred by this Agreement, or applicable law. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

10.2. Limitation on Collateral Agent’s and any Secured Party’s Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10.3. Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

10.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may during the continuance of an Event of Default perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement and the Grantors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 10.4. The Grantors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be included in the Secured Obligations and payable on demand.

10.5. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained herein will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees that the covenants of the Grantors contained herein shall be specifically enforceable against the Grantors.

10.6. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any other Secured Party to exercise any right or remedy granted under this Agreement or under any other Secured Transaction Document shall impair such right or remedy or be construed to be a waiver of any default thereunder or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever (other than any Amendment or Assumption Agreement) shall be valid unless in writing signed by the Collateral Agent and then only to the extent in such writing specifically set forth. In addition, all such waivers or amendments shall be effective only if given with the necessary approvals of the requisite percentage of Revolving Lenders under the Revolving Credit Agreement and of the requisite percentage of Term Loan Lenders under the Term Loan Agreement, if applicable. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the termination of this Agreement in accordance with its terms.

10.7. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

10.8. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10.9. Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the lien and security interest granted to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, hereunder.

10.10. Survival of Representations. All representations and warranties of the Grantors contained in this Agreement shall survive the execution and delivery of this Agreement.

10.11. Taxes and Expenses. In addition to, but not in qualification or limitation of, any similar obligations under other Secured Transaction Documents, any taxes (other than taxes constituting “Excluded Taxes” under the Revolving Credit Agreement or the Term Loan Agreement) payable or ruled payable by Federal or State authority in respect of this Agreement shall be paid by the Grantors, together with interest and penalties, if any, upon and pursuant to the terms set forth in Section 5.03 of the Revolving Credit Agreement or Section 5.03 of the Term Loan Agreement. The Grantors shall reimburse the Collateral Agent for any and all out-of-pocket expenses (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement, in each case upon and pursuant to the terms set forth in Section 12.03 of the Revolving Credit Agreement. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

10.12. Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

10.13. Termination. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until all of the events described in the last sentence of Section 2.1(d) hereof have occurred.

10.14. Entire Agreement. This Agreement and the other Secured Transaction Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersede all prior agreements and understandings between the Grantors and the Collateral Agent relating to the Collateral.

10.15. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.16. CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT, IN EITHER CASE, SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY OR GRANTOR TO BRING PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION.

10.17. WAIVER OF JURY TRIAL. EACH GRANTOR, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

10.18. Indemnity. Section 12.03(b) and Section 12.03(d) of the Revolving Credit Agreement and Term Loan Agreement, respectively, are hereby incorporated by reference mutatis mutandis, as if stated verbatim herein as agreements and obligations of each Grantor.

10.19. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE XI

NOTICES

11.1. Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.2 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the applicable recipient at its address set forth on Exhibit A hereto, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number as set forth on Exhibit A hereto.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), except that notices to the Collateral Agent shall be deemed to be effective only when actually received by it. Notices delivered through electronic communications to the extent provided in Section 11.2 below, shall be effective as provided in such Section 11.2.

11.2. Electronic Communications. Notices and other communications hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet web sites) pursuant to procedures approved by an Administrative Agent, except that no such communication to the Collateral Agent shall be effective unless delivered pursuant to a procedure approved by it. Each of the Collateral Agent (with the approval of an Administrative Agent) and Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Collateral Agent otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (b) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the web site address therefor.

11.3. Effectiveness of Facsimile Documents and Signatures. This Agreement may be transmitted and/or signed by facsimile to the recipient’s facsimile number set forth on Exhibit A hereto. The effectiveness of this Agreement and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on parties hereto. The Collateral Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

11.4. Change of Address, Etc. Any party hereto may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

11.5. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Agent (including any Additional Hedge Counterparty), or any Grantor even if (a) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (b) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borower shall indemnify the Collateral Agent from all losses, costs, expenses and liabilities resulting from the reliance by the Collateral Agent on each notice purportedly given by or on behalf of each Agent, Additional Hedge Counterparty or the Grantors. All telephonic notices to and other telephonic communications with the Collateral Agent may be recorded by the Collateral Agent, and each of the parties hereto hereby consents to such recording.

11.6. Change in Address for Notices. Each of the Grantors, the Collateral Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE XII

THE COLLATERAL AGENT

Bank of Montreal has been appointed Collateral Agent for the Secured Parties hereunder pursuant to Article 2 of the Collateral Agency Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Collateral Agent pursuant to the Collateral Agency Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in the Collateral Agency Agreement. Any successor Collateral Agent appointed pursuant to Article 2 of the Collateral Agency Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

ARTICLE XIII

CONSENT TO PLEDGED EQUITY

Each Grantor, in its respective capacity as an issuer of Pledged Equity (in such capacity, an “Issuer”), hereby (a) consents to the grant by each other Grantor to the Collateral Agent, for the benefit of the Secured Parties, of a security interest in and lien on all of the Pledged Equity, (b) represents to the Collateral Agent that it has no rights of setoff or other claims against any of the Pledged Equity, (c) acknowledges and agrees that it shall, upon demand by the Collateral Agent, pay to the Collateral Agent, for the benefit of the Secured Parties, any dividends and distributions due to any Grantor in accordance with the terms hereof, and (d) consents to the transfer of such Pledged Equity to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

Each Grantor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Collateral Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor.

ARTICLE XIV

SUBORDINATION OF INDEBTEDNESS

14.1. Subordination of All Grantor Claims. As used herein, the term “Grantor Claims” means all debts and obligations of the Borrower or any other Grantor to any Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of an Event of Default, upon the written direction of the Collateral Agent, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.

14.2. Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Collateral Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims. Each Grantor hereby assigns such dividends and payments to the Collateral Agent for the benefit of the Secured Parties for application against the Secured Obligations as provided under Section 3.6 of the Collateral Agency Agreement. Should the Collateral Agent or any other Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Grantor Claims, then upon payment in full of the Secured Obligations, the intended recipient shall become subrogated to the rights of the Collateral Agent and the other Secured Parties to the extent that such payments to the Collateral Agent and the other Secured Parties on the Grantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Collateral Agent and the other Secured Parties had not received dividends or payments upon the Grantor Claims.

14.3. Payments Held in Trust. In the event that notwithstanding Section 14.1 and Section 14.2, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Collateral Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Collateral Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Collateral Agent.

14.4. Liens Subordinate. Each Grantor agrees that, until the termination of this Agreement as provided in the Secured Transaction Documents, any liens or security interests securing payment of the Grantor Claims shall be and remain inferior and subordinate to any liens or security interests securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Collateral Agent or any other Secured Party presently exist or are hereafter created or attach. Prior to the termination of this Agreement as provided in the Secured Transaction Documents, no Grantor shall, without the prior written consent of the Collateral Agent, (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any lien or security interest held by it.

14.5. Notation of Records. Upon the request of the Collateral Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have executed this Agreement as of the date first above written.

GRANTORS:	ULTRA RESOURCES, INC., a Delaware corporation

ULTRA PETROLEUM CORP., a Yukon corporation

UP ENERGY CORPORATION, a Delaware corporation

KEYSTONE GAS GATHERING, LLC, a Delaware limited liability company

ULTRA WYOMING, LLC, a Delaware limited liability company

UPL PINEDALE, LLC, a Delaware limited liability company

UPL THREE RIVERS HOLDINGS, LLC, a Delaware limited liability company

ULTRA WYOMING LGS, LLC, a Delaware limited liability company

By:	/s/ Garland R. Shaw
Name:	Garland R. Shaw
Title:	Senior Vice President and Chief Financial Officer

Signature Page

Guaranty and Collateral Agreement

COLLATERAL AGENT:	BANK OF MONTREAL, as Collateral Agent

	By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Managing Director

Signature Page

Guaranty and Collateral Agreement